UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2018

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 9, 2018, Liberty Interactive Corporation (the “Company”) changed its name to “Qurate Retail, Inc.” pursuant to the filing of a Certificate of Amendment of Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. No other changes were made pursuant to the Certificate of Amendment. In connection therewith, the Company’s board of directors approved an amendment to the Company’s amended and restated bylaws (the “Amended Bylaws”), which became effective immediately upon the filing of the Certificate of Amendment, which revised the Amended Bylaws in order to reflect the change of the Company’s name to “Qurate Retail, Inc.”

The information provided in this Item 5.03 is qualified in its entirety by reference to full copies of the Certificate of Amendment and Amended Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                             Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation of Qurate Retail, Inc., dated as of April 9, 2018.
3.2	Amended and Restated Bylaws of Qurate Retail, Inc., as amended effective April 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2018

QURATE RETAIL, INC.

	By:	/s/ Wade Haufschild
		Name:	Wade Haufschild
		Title:	Vice President